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                                                                    EXHIBIT 4.8


                     SUPPLEMENT NO. 4 TO RIGHTS AGREEMENT

         This Supplement No. 4 to the Rights Agreement (the "Rights Agreement") dated as of December 12, 1988, as amended by Supplement No. 1 dated April 9, 1987, Supplement No. 2 dated May 6, 1987, and Supplement No. 3 dated May 19, 1988, between A. H. Belo Corporation ("Belo") and First RepublicBank Dallas, National Association ("FirstRepublic"), is made and entered into by and among Belo, NCNB Texas National Bank ("NCNB-Texas"), the successor to FirstRepublic as Rights Agent pursuant to the provisions of Section 19 of the Rights Agreement, and Manufacturers Hanover Trust Company ("Manufacturers Hanover").

         Pursuant to the provisions of Section 21 of the Rights Agreement, Manufacturers Hanover is hereby appointed Rights Agent under the Rights Agreement, replacing NCNB-Texas, and is vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent.

         Section 30 of the Rights Agreement is hereby amended by adding at the end of such Section the following:

         "except that the rights, duties and obligations of Manufacturers Hanover Trust Company under this Agreement shall be governed by the laws of the State of New York."

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 4 to be duly executed and attested as of the 12th day of December, 1988.
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                                            A. H. BELO CORPORATION


Attest:                                     By: /s/ MICHAEL D. PERRY
                                               ----------------------------


By: /s/ VICKY C. TEHERANI                   Title:  SR. VICE PRESIDENT AND
   --------------------------------                 CHIEF FINANCIAL OFFICER
                                                  -------------------------
Title:  MANAGER/TREASURY OPERATIONS
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                                            NCNB TEXAS NATIONAL BANK


Attest:                                     By:             /s/
                                               ---------------------------

By:      /s/                                Title:
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Title:
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                                            MANUFACTURERS HANOVER TRUST COMPANY


Attest:                                     By:           /s/
                                               ---------------------------

By:         /s/                             Title:
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Title:
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